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                                                                     EXHIBIT 4.7

                          REGISTRATION RIGHTS AGREEMENT


                                     BETWEEN


                         NORTHERN BORDER PARTNERS, L.P.


                                       AND


                              SUNDANCE ASSETS, L.P.



                           DATED AS OF JUNE 28, 2004



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         REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") dated as of June 28,
2004 by and between Northern Border Partners, L.P., a limited partnership formed under the laws of the State of Delaware (the "LIMITED PARTNERSHIP"), and Sundance Assets, L.P., a limited partnership in liquidation formed under the laws of the State of Delaware ("SUNDANCE").

         WHEREAS, Sundance is the owner of approximately 2,710,000 Common Units of the Limited Partnership.

         WHEREAS, pursuant to the Settlement Agreement and Mutual Release dated as of March 12, 2004 (the "SETTLEMENT AGREEMENT") among Enron Corp., the other affiliates and direct and indirect subsidiaries of Enron Corp. party thereto, Ponderosa Assets, L.P., Sundance, Rawhide Investors L.L.C., Citibank, N.A., in its capacity as Ponderosa Portfolio Manager and Sundance Portfolio Manager, Citicorp North America, Inc., CXC, LLC, all of the APA Purchasers referred to therein, Wilmington Trust Company, as Ponderosa Collateral Agent, and the Official Committee of Unsecured Creditors appointed in the Chapter 11 bankruptcy proceeding known as "In re Enron Corp., et al., Case No. 01-16034 (AJG)," jointly administered by the United States Bankruptcy Court for the Southern District of New York, the partners of Sundance authorized Sundance to sell the Common Units owned by it.

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, it is agreed as follows:

         SECTION 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

         "AGREEMENT" has the meaning set forth in the preamble hereof.

         "AMENDMENT EFFECTIVENESS DEADLINE DATE" has the meaning set forth in
Section 2(d) hereof.

         "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

         "COMMON UNITS" means any limited partnership units of the Limited Partnership ranking equally as to distributions of cash from operations and in liquidation with the Common Units held by Sundance on the date hereof.

         "COMMON UNIT EQUIVALENTS" means any securities of the Limited Partnership or any of its subsidiaries which would entitle the holder thereof to acquire at any time Common Units, including without limitation, any debt, preferred stock or partnership interest, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Units.

         "DEFERRAL NOTICE" has the meaning set forth in Section 3(h) hereof.

         "DEFERRAL PERIOD" has the meaning set forth in Section 3(h) hereof.


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         "EFFECTIVENESS DEADLINE DATE" has the meaning set forth in Section 2(a)
hereof.

         "EFFECTIVENESS PERIOD" means the period commencing on the date hereof and ending on the date that all Registrable Securities have ceased to be Registrable Securities.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "FILING DEADLINE DATE" has the meaning set forth in Section 2(a) hereof.

         "HOLDER" shall mean Sundance, and any transferee of Sundance to whom Registrable Securities are permitted to be transferred in accordance with the terms of this Agreement, and, in each case, who continues to be entitled to the rights of a Holder hereunder.

         "INITIAL SHELF REGISTRATION STATEMENT" has the meaning set forth in
Section 2(a) hereof.

         "LIMITED PARTNERSHIP" has the meaning set forth in the preamble hereof.

         "MATERIAL EVENT" has the meaning set forth in Section 3(h) hereof.

         "PROSPECTUS" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

         "REGISTRABLE SECURITIES" means the Common Units initially held by Sundance and any securities into or for which such Common Units have been converted or exchanged, and any security issued with respect thereto upon any dividend, split or similar event until, in the case of any such security, (A) the earliest of (i) its effective registration under the Securities Act and resale in accordance with the Registration Statement covering it, (ii) its sale to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act and (iii) the 181st day after the Shelf Registration Statement is first declared effective by the SEC, provided however that the period referenced in this clause (iii) shall be extended for the number of days of any Deferral Period, and (B) as a result of the event or circumstance described in any of the foregoing clauses (i), (ii) and (iii), any legend with respect to transfer restrictions is removed or removable. For the avoidance of doubt, Common Units as to which clauses (A) and (B) of the immediately preceding sentence apply shall cease to be Registrable Securities at the time the events in such clauses both apply to such Common Units.

         "REGISTRATION STATEMENT" means any registration statement of the Limited Partnership that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

         "REQUIRED INFORMATION" has the meaning set forth in Section 2(d) hereof.


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         "RULE 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         "RULE 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "SHELF REGISTRATION STATEMENT" has the meaning set forth in Section 2(a) hereof.

         "SPECIAL COUNSEL" means Shearman & Sterling LLP or one such other successor counsel as shall be specified by the Holders of a majority of all Registrable Securities.

         "SUBSEQUENT SHELF REGISTRATION STATEMENT" has the meaning set forth in
Section 2(b) hereof.

         "SUNDANCE" has the meaning set forth in the preamble hereof.

         SECTION 2. Shelf Registration. (a) The Limited Partnership shall prepare and file or cause to be prepared and filed with the SEC, as soon as practicable but in any event by the date (the "FILING DEADLINE DATE") that is thirty (30) days after the date hereof, a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (a "SHELF REGISTRATION STATEMENT") registering the resale from time to time by Holders thereof of all of the Registrable Securities (the "INITIAL SHELF REGISTRATION STATEMENT"). The Initial Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in accordance with the methods of distribution elected by the Holders and set forth in the Initial Shelf Registration Statement. The Limited Partnership shall use its reasonable commercial efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act as promptly as is practicable but in any event by the date (the "EFFECTIVENESS DEADLINE DATE") that is one hundred twenty (120) days after the date hereof, and, except as otherwise provided herein, to keep the Initial Shelf Registration Statement (or any Subsequent Shelf Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period. At the time the Initial Shelf Registration Statement is declared effective, each Holder that became a Holder on or prior to the date five (5) Business Days prior to such time of effectiveness, and in the case of a transferee of Sundance or its tranferee(s), furnished to the Limited Partnership written notice that such person has become a Holder and such other information regarding such Person as is required to be set forth in the Initial Registration Statement under the rules and regulations of the SEC, shall be named as a selling securityholder in the Initial Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law. Neither the Limited Partnership nor any of the Limited Partnership's security holders (other than the Holders of Registrable Securities) shall have the right to include any of the Limited Partnership's securities in the Shelf Registration Statement.


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         (b) If the Initial Shelf Registration Statement or any Subsequent Shelf
Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because all Registrable Securities registered thereunder shall have been resold pursuant thereto or shall have otherwise ceased to be Registrable Securities), the Limited Partnership shall use its reasonable commercial efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within fifteen (15) days of such cessation of effectiveness amend the Shelf
Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement (a "SUBSEQUENT SHELF REGISTRATION STATEMENT") covering all of the securities that as of the date of such filing are Registrable Securities. If a Subsequent Shelf Registration Statement is filed, the Limited Partnership shall use its reasonable commercial efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep such Registration Statement (or subsequent Shelf Registration Statement) continuously effective until the expiration of the Effectiveness Period.

         (c) The Limited Partnership shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Limited Partnership for such Shelf Registration Statement or as otherwise required by the Securities Act or as necessary to name a Holder as a selling securityholder pursuant to Section 2(d) below.

         (d) Each Holder agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(d) and Section 3(h). Following the date that the Initial Shelf Registration Statement is declared effective, each Holder wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver, at least seven
(7) Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration Statement, to the Limited Partnership such information (the "REQUIRED INFORMATION") regarding that Holder and the distribution of the Registrable Securities proposed by that Holder as the Limited Partnership may reasonably request so that the Limited Partnership may complete or amend the information required by any Shelf Registration Statement. From and after the date the Initial Shelf Registration Statement is declared effective, the Limited Partnership shall, as promptly as practicable after the date the Required Information is delivered pursuant to Section 11(c) hereof and in accordance with this Section 2(d), and in any event upon the later of (x) five (5) Business Days after such date and (y) five (5) Business Days after the expiration of any Deferral Period that is in effect when the Required Information is delivered or that is put into effect within five (5) Business Days of such delivery date:

                  (i) if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Required Information is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Limited Partnership shall file a post-effective amendment to the Shelf Registration Statement, use its reasonable commercial efforts to


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         cause such post-effective amendment to be declared effective under the
         Securities Act as promptly as is practicable, but in any event by the date (the "AMENDMENT EFFECTIVENESS DEADLINE DATE") that is sixty (60) days after the date such post-effective amendment is required by this clause to be filed; and

                  (ii) provide such Holder copies of any documents filed pursuant to Section 2(d)(i);

provided, that, if the Required Information is delivered during a Deferral Period, the Limited Partnership shall so inform the Holder delivering such Required Information. The Limited Partnership shall notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(d)(i). Notwithstanding anything contained herein to the contrary, (i) the Limited Partnership shall be under no obligation to name any Holder that has failed to deliver the Required Information in the manner set forth in this Section 2(d) as a selling securityholder in any Registration Statement or related Prospectus and (ii) the Amendment Effectiveness Deadline Date shall be extended by up to five (5) Business Days from the expiration of a Deferral Period if such Deferral Period shall be in effect on the Amendment Effectiveness Deadline Date.

         SECTION 3. Registration Procedures. In connection with the registration obligations of the Limited Partnership under Section 2 hereof, during the Effectiveness Period, the Limited Partnership shall:

                  (a) Prepare and file with the SEC a Registration Statement or Registration Statements on any appropriate form under the Securities Act available for the sale of the Registrable Securities by the Holders thereof in accordance with the intended method or methods of distribution thereof, and use its reasonable commercial efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided that before filing any Registration Statement or Prospectus or any amendments or supplements thereto with the SEC (but excluding reports filed with the SEC under the Exchange Act), furnish to Sundance, and the Special Counsel, if any, copies of all such documents proposed to be filed at least three
         (3) Business Days prior to the filing of such Registration Statement or amendment thereto or Prospectus or supplement thereto.

                  (b) Subject to Section 3(h), prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 2(a); cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use its reasonable commercial efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.


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                  (c) As promptly as practicable give notice to the Holders and the Special Counsel (i) when any Prospectus, prospectus supplement, Registration Statement or post-effective amendment to a Registration Statement has been filed with the SEC and, with respect to a Registration Statement or any post-effective amendment, when the same has been declared effective, (ii) of any request, following the effectiveness of the Initial Shelf Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to any Registration Statement or related Prospectus or for additional information relating to the Shelf Registration Statement, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Limited Partnership of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the occurrence of, but not the nature of or details concerning, a Material Event and (vi) of the determination by the Limited Partnership that a post-effective amendment to a Registration Statement will be filed with the SEC, which notice may, at the discretion of the Limited Partnership (or as required pursuant to Section 3(h)), state that it constitutes a Deferral Notice, in which event the provisions of Section 3(h) shall apply.

                  (d) Use its reasonable commercial efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case as promptly as practicable, and provide prompt notice to each Holder of the withdrawal of any such order.

                  (e) As promptly as practicable furnish to each Holder and the Special Counsel upon request, at least one (1) conformed copy of the Registration Statement and any amendment thereto, including exhibits and, if requested, all documents incorporated or deemed to be incorporated therein by reference.

                  (f) Deliver to each Holder and the Special Counsel in connection with any sale of Registrable Securities pursuant to a Registration Statement as many copies of the Prospectus relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request; and the Limited Partnership hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked and subject to Section 3(h)(ii) hereof) to the use of such Prospectus or each amendment or supplement thereto by each Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

                  (g) Prior to any public offering of the Registrable Securities pursuant to a Registration Statement, use its reasonable commercial efforts to register or qualify or cooperate with the Holders and the Special Counsel, if any, in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such


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         jurisdictions within the United States as any Holder reasonably requests in writing (which request may be included with the Required Information); prior to any public offering of the Registrable Securities pursuant to the Registration Statement, use its reasonable commercial efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Holder's offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Registration Statement and the related Prospectus; provided that the Limited Partnership will not be required to (i) qualify as a foreign entity or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

                  (h) Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of any Registration Statement or the initiation of proceedings with respect to any Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a "MATERIAL EVENT") as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Limited Partnership, makes it appropriate to suspend the availability of any Registration Statement and the related Prospectus:

                           (i) in the case of clause (B) above, subject to the
                  next sentence, as promptly as practicable prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use its reasonable commercial efforts to cause it to be declared effective as promptly as practicable, and

                           (ii) give notice to the Holders and the Special
                  Counsel that the availability of the Shelf Registration Statement is suspended (a "DEFERRAL NOTICE") and, upon


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                  receipt of any Deferral Notice, each Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Holder's receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Limited Partnership that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus, in which case such Holder will use the Prospectus as so supplemented or amended in connection with any offering and sale of Registrable Securities covered thereby.

         The Limited Partnership shall use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the sole judgment of the Limited Partnership, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Limited Partnership or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter, and (z) in the case of clause (C) above, as soon as, in the reasonable discretion of the Limited Partnership, such suspension is no longer appropriate. The Limited Partnership shall be entitled to exercise its right under this Section 3(h) to suspend the availability of any Registration Statement or any Prospectus (the "DEFERRAL PERIOD"); provided that the aggregate duration of any Deferral Periods shall not exceed an aggregate of 30 days in any three month period and an aggregate of 90 days in any twelve (12) month period.

                  (i) If reasonably requested by a Holder in writing in connection with a disposition by such Holder of Registrable Securities pursuant to a Registration Statement, make reasonably available for inspection during normal business hours by a representative for such Holder(s) of such Registrable Securities, any broker-dealers, underwriters, attorneys and accountants retained by such Holder(s), and any attorneys or other agents retained by a broker-dealer or underwriter engaged by such Holder(s), all relevant financial and other records and pertinent corporate documents and properties of the Limited Partnership and its subsidiaries, and cause the appropriate officers, directors and employees of the Limited Partnership and its subsidiaries to make reasonably available for inspection during normal business hours on reasonable notice all relevant information reasonably requested by such representative for the Holder(s), or any such broker-dealers, underwriters, attorneys or accountants in connection with such disposition, in each case as is customary for similar "due diligence" examinations; provided that (i) the Limited Partnership shall not be obligated to make available for inspection any information that, based on the reasonable advice of counsel to the Limited Partnership, could subject the Limited Partnership to the loss of privilege with respect thereto and (ii) such persons shall first agree in writing with the Limited Partnership that any information that is reasonably designated by the Limited Partnership as confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (a) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (b) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Registration Statement or the use of any Prospectus


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         referred to in this Agreement) or (c) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person; and provided further that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Holders and the other parties entitled thereto by Special Counsel, if any, or another representative selected by a majority of Registrable Securities being sold by such Holders pursuant to such Registration Statement. Any person legally compelled or required by administrative or court order or by a regulatory authority to disclose any such confidential information made available for inspection shall provide the Limited Partnership with prompt prior written notice of such requirement so that the Limited Partnership may seek a protective order or other appropriate remedy.

                  (j) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earnings statements (which need not be audited) satisfying the provisions of
         Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) for a 12-month period commencing on the first day of the first fiscal quarter of the Limited Partnership commencing after the effective date of a Registration Statement, which statements shall be made available no later than the next succeeding Business Day after such statements are required to be filed with the SEC.

                  (k) Cooperate with each Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold or to be sold pursuant to a Registration Statement, which certificates shall not bear any restrictive legends, and cause such Registrable Securities to be registered in such names as such Holder may request in writing at least two (2) Business Days prior to any sale of such Registrable Securities.

                  (l) Provide a CUSIP number for all Registrable Securities covered by each Registration Statement not later than the effective date of such Registration Statement.

                  (m) Cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. in connection with the filing or effectiveness of the Registration Statement, any post-effective amendment thereto or any offer or sale of Common Units thereunder.

                  (n) In the case of a proposed sale pursuant to a Registration Statement involving an underwritten offering, the Limited Partnership shall enter into such customary agreements (including, if requested, an underwriting agreement in reasonably customary form) and take all such other action, if any, as Holders of a majority of the Registrable Securities being sold or any managing underwriters reasonably shall request in order to facilitate any disposition of the Registrable Securities pursuant to such Registration Statement, including, without limitation, (i) using its reasonable commercial efforts to cause its counsel to deliver an opinion or opinions in reasonably customary form,
         (ii) using its reasonable best efforts to cause its officers to execute and deliver all customary documents and certificates and (iii) using its reasonable best efforts to cause its independent public accountants to provide a comfort letter or letters in reasonably customary form. Notwithstanding anything in this Agreement to the contrary, the Limited Partnership shall not be obligated to participate in, and the Holders shall not be entitled to, an aggregate of more than three (3) underwritten offerings of Registrable Securities.

                  (o) Upon (i) the filing of the Initial Shelf Registration Statement and (ii) the effectiveness of the Initial Shelf Registration Statement, announce the same, in each case by release to Reuters Economic Services and Bloomberg Business News.

                  (p) Use its reasonable commercial efforts to cause all such Registrable Securities to be listed on each securities exchange or quotation system on which similar securities issued by the Limited Partnership are listed or traded.

         SECTION 4. Holder's Obligations. Each Holder agrees, by acquisition of the Registrable Securities, that no Holder shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto unless such Holder has furnished the Limited Partnership with the Required Information as required pursuant to Section 2(d) hereof and the information set forth in the next sentence. Each Holder agrees promptly to furnish to the Limited Partnership all information required to be disclosed in order to make the information previously furnished to the Limited Partnership by such Holder not misleading and any other information regarding such Holder and the distribution of such Registrable Securities as the Limited Partnership may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

         SECTION 5. Registration Expenses. The Holders, on a pro rata basis, shall bear all fees and expenses incurred in connection with the performance by the Limited Partnership of its obligations under Sections 2 and 3 of this Agreement whether or not any Registration Statement is declared effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with federal and state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of the Special Counsel, in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as Holders of a majority of the Registrable Securities being sold pursuant to a Registration Statement may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company), (iii) duplication expenses relating to copies of any Registration Statement or Prospectus delivered to any Holders hereunder, (iv) fees and disbursements of counsel for the Limited Partnership and the Special Counsel in connection with any Registration Statement and (v) reasonable fees and disbursements of any transfer agent for the Registrable Securities. However, the Limited Partnership shall pay the internal expenses of the Limited Partnership (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing by the Limited Partnership of the Registrable Securities on any securities exchange on which similar securities of the Limited Partnership are then listed and the fees and expenses of any person, including special experts, retained by the Limited Partnership. Notwithstanding the provisions of this Section 5, each seller of Registrable Securities shall pay selling expenses, including any underwriting discount and commissions, all registration expenses to the extent required by applicable law and, except as otherwise provided herein, fees and expenses of counsel to such seller.

         SECTION 6. Indemnification and Contribution.

         (a) Indemnification by the Limited Partnership. The Limited Partnership agrees to indemnify and hold harmless each Holder and each person, if any, who controls any Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any reasonable legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Limited Partnership shall have furnished any amendments or supplements thereto), caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Holder furnished to the Limited Partnership in writing by or on behalf of such Holder expressly for use therein. In connection with any underwritten offering pursuant to Section 8, the Limited Partnership will also indemnify the underwriters, if any, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act and the Exchange
Act) on terms and conditions similar to those set forth herein with respect to the indemnification of the Holders, if requested in connection with any Registration Statement, such indemnification to be set forth in any underwriting agreement to be entered into by the Limited Partnership with such underwriter(s).

         (b) Indemnification by Holders. Each Holder agrees severally and not jointly to indemnify and hold harmless the Limited Partnership and its directors, its officers and each person, if any, who controls the Limited Partnership (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) or any other Holder, to the same extent as the foregoing indemnity from the Limited Partnership to such Holder, but only with reference to information relating to such Holder furnished to the Limited Partnership in writing by or on behalf of such Holder expressly for use in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of any Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such indemnification obligation. In connection with any underwritten offering pursuant to Section 8, each Holder will also indemnify the underwriters, if any, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act and the Exchange Act) on terms and conditions similar to those set forth herein with respect to the indemnification of the Limited Partnership, if requested in connection with any Registration Statement, such indemnification to be set forth in an underwriting agreement entered into by such Holder(s) with respect to the sale of Registrable Securities.

         (c) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b) hereof, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, other than solely by virtue of the rights and obligations of the indemnifying party and the indemnified party under this Section 6. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by, in the case of parties indemnified pursuant to Section 6(a), the Holders of a majority of the Registrable Securities covered by the Registration Statement held by Holders that are indemnified parties pursuant to Section 6(a) and, in the case of parties indemnified pursuant to Section 6(b), the Limited Partnership. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final, non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) Contribution. To the extent that the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Holders on the one hand and the Limited Partnership on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Holders or by the Limited Partnership, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective number of Registrable Securities they have sold pursuant to a Registration Statement, and not joint.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding this Section 6, no indemnifying party that is a selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by it and distributed to the public were offered to the public exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity, hereunder or otherwise.

         (f) The indemnity and contribution provisions contained in this Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder, any person controlling any Holder or any affiliate of any Holder or by or on behalf of the Limited Partnership, its officers or directors or any person controlling the Limited Partnership and (iii) the sale of any Registrable Securities by any Holder.

         SECTION 7. Information Requirements. The Limited Partnership covenants that, if at any time before the end of the Effectiveness Period the Limited Partnership is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder and take such further reasonable action as any Holder may reasonably request in writing (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by

Rule 144 and Rule 144A under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of any Holder, the Limited Partnership shall deliver to such Holder a written statement as to whether it has complied with such filing requirements, unless such a statement has been included in the Limited Partnership's most recent report filed pursuant to Section 13 or Section 15(d) of Exchange Act. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Limited Partnership to register any of its securities under any section of the Exchange Act.

         SECTION 8. Underwritten Registrations. The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities to an underwriter in an underwritten offering for reoffering to the public. If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority of such Registrable Securities included in such offering, subject to the consent of the Limited Partnership (which shall not be unreasonably withheld or delayed), and such Holders shall be responsible for all underwriting commissions and discounts and any transfer taxes in connection therewith. No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Registrable Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         SECTION 9. Subsequent Equity Sales. (a) From the date hereof until the later of, in each case, the date that is sixty (60) days after the effective date of the Shelf Registration Statement and the final effectiveness of the Settlement Agreement (the "EQUITY LOCKUP PERIOD"), neither the Limited Partnership nor any of its subsidiaries shall issue, or file any registration statement, other than the Shelf Registration Statement, with respect to, Common Units or Common Unit Equivalents (other than Common Units issued pursuant to employee benefit plans, qualified option plans or other employee compensation plans or pursuant to currently outstanding options, warrants or rights); provided however that the Equity Lockup Period shall be extended for the number of days of any and all Deferral Periods that commence during the Equity Lockup Period. In addition, neither the Limited Partnership nor any of its subsidiaries shall issue Common Units or Common Unit Equivalents for the number of trading days during such period in which (x) trading in the Common Units is suspended by any trading market, or (y) following the effective date, the Registration Statement is not effective or the Prospectus included in the Registration Statement may not be used by the Holders for the sale of Registrable Securities.

         (b) Notwithstanding any provision herein to the contrary, if the Limited Partnership at any time during the Effectiveness Period shall register Common Units or Common Unit Equivalents under the Securities Act for sale in an underwritten offering or shall elect to sell Common Units or Common Unit Equivalents in an underwritten offering that have been registered on a shelf or other registration statement, then to the extent requested by the underwriters for such offering, the Holder shall not, and shall cause its Affiliates not to, sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of, directly or indirectly, any Common Units or Common Unit Equivalents without the prior written consent of the underwriters, for a period commencing on the date of pricing of such an offering and ending sixty (60) days after the closing of such underwritten offering or such shorter lockup period to which the Limited Partnership is subject in connection with such underwritten offering. If requested, the Holder will enter into an agreement with the underwriters to the foregoing effect.

         SECTION 10. Option to Purchase. Up to and including the 181st day after the Shelf Registration Statement is first declared effective by the SEC, provided however that the period referenced in this clause shall be extended for the number of days of any Deferral Period (the "OPTION EXPIRATION DATE"), Sundance hereby grants to the Limited Partnership or its designated affiliate the option to purchase up to a total of 30,000 Common Units subject to the following conditions:

         (a) Such option may only be exercised to purchase Common Units offered for sale by Sundance pursuant to the Shelf Registration Statement; and

         (b) The option exercise price per Common Unit will be equal to the net price per Common Unit realized by Sundance from the sale of Common Units concurrently to third party purchasers in arms-length transactions.

Until the earlier of the Option Expiration Date or the full exercise of the option granted by this Section 10, Sundance will not accept any offer to purchase Common Units pursuant to the Shelf Registration Statement until at least the second business day after the date it gives notice to the Limited Partnership of any offer to sell Common Units pursuant to the Shelf Registration Statement by Sundance. Unless such requirement is waived by Sundance, the Limited Partnership or its designated affiliate must give notice to Sundance of its exercise of this option and the amount of Common Units it wishes to purchase by no later than the first business day after the date it receives notice from Sundance of any offer to sell Common Units pursuant to the Shelf Registration Statement by Sundance.

         SECTION 11. Miscellaneous.

         (a) No Conflicting Agreements. The Limited Partnership is not, as of the date hereof, a party to, nor shall it, on or after the date of this Agreement, enter into, any agreement with respect to its securities that conflicts with the rights granted to the Holders in this Agreement. The Limited Partnership represents and warrants that the rights granted to the Holders hereunder do not in any way conflict with the rights granted to the holders of the Limited Partnership's securities under any other agreements.

         (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Limited Partnership has obtained the written consent of Holders of a majority of Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. Notwithstanding the foregoing, this Agreement may be amended by written agreement signed by the Limited Partnership, without the consent of the Holders of Registrable Securities, to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision contained herein, or to make such other provisions in regard to matters or questions arising under this Agreement that shall not adversely affect the interests of the Holders of Registrable Securities. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 10(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

         (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by facsimile, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery,
(ii) upon confirmation, if made by facsimile, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

                           (i) if to a Holder, at the most current address given
                  by such Holder to the Limited Partnership;

                           (ii) if to the Limited Partnership, to:

                                Northern Border Partners, L.P.
                                13710 FNB Parkway
                                Omaha, Nebraska  68154-5200
                                Attention:  Janet K. Place
                                Fax:  (402) 492-7480

                                with a copy to:

                                Andrews Kurth LLP
                                600 Travis Street
                                Suite 4200
                                Houston, Texas  77002
                                Attention:  G. Michael O'Leary
                                Fax:  (713) 220-4285

                           (iii) if to Sundance, to:

                                 Sundance Assets, L.P.
                                 c/o Citibank, N.A., as Portfolio Manager
                                 388 Greenwich St., 19th Floor
                                 New York, NY 10013
                                 Attention:  Trevor S. Houston
                                 Fax:  (212) 816-7736

                                 with a copy to:

                                 Danielle Carbone, Esq.
                                 Shearman & Sterling LLP
                                 599 Lexington Avenue
                                 New York, NY 10022
                                 Fax:  (212) 848-7179


or to such other address as such person may have furnished to the other persons identified in this Section 10(c) in writing in accordance herewith.

         (d) Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Limited Partnership or its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than Sundance or subsequent Holders if such Holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

         (e) Successors and Assigns. Any person who purchases any Registrable Securities from Sundance shall be deemed, for purposes of this Agreement, to be an assignee of Sundance. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder of any Registrable Securities, provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms thereof. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

         (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

         (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         (i) Severability. If any term provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

         (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Limited Partnership with respect to the Registrable Securities. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Limited Partnership with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement.

         (k) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Section 4, 5 or 6 hereof, each of which shall remain in effect in accordance with its terms.

         (l) Specific Enforcement; Venue. The parties hereto acknowledge and agree that each would be irreparably damaged if any of the provisions of this Agreement are not performed by the other in accordance with their specific terms or are otherwise breached. It is accordingly agreed that each party shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement by the other and to enforce this Agreement and the terms and provisions hereof specifically against the other, in addition to any other remedy to which such aggrieved party may be entitled at law or in equity. Any action or proceeding seeking to enforce any provision of, or based on any rights arising out of, this Agreement may be brought against any of the parties in the Federal and New York State courts sitting in Manhattan, New York City, the State of New York, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        NORTHERN BORDER PARTNERS, L.P.


                                        By: /s/ JERRY L. PETERS
                                           ------------------------------------
                                           Name: Jerry L. Peters
                                           Title: Chief Financial and Accounting
                                                  Officer



                                        SUNDANCE ASSETS, L.P.



                                        By: Citibank, N.A., as Portfolio Manager


                                        By: /s/ TREVOR S. HOUSTON
                                           ------------------------------------
                                           Name: Trevor S. Houston
                                           Title: Vice President